Exhibit 10.17

Transfer Agreement about Shibutai Laiyegou Coalmine

Bargainer:   Inner Mongolia Dongsheng Dongwang Cashmere and Weave Co., Ltd

Alienee:  Inner Mongolia Zhunger Tehong Coal Co.,Ltd

Bargainer signs an agreement with alienee about transferring Shibutai Laiyegou Coalmine as follows:

1.

Bargainer agrees to transfer Shibutai Laiyegou Coalmine (including station, square) to alienee, the transfer charge is RMB 400,000.

2.

Alienee should pay charge RMB 100,000 to bargainer as signing the agreement. Bargainer should provide the receipt, transfer coalmine and all documents including blueprint to alienee. The remaining charge should be paid by the end of year 2000.

3.

If there is a larger difference in coal reserves and width of coal layer compared with drawing and document supplied by alienee, bargainer should bear certain economic responsibility.

4.

Bargainer should bear the responsibility including sporadic engineering charge and other credit debt before handover of coalmine, which has nothing with alienee.

5.

After handover of coalmine and other assets, the ownership has been transferred to alienee, alienee can make a decision in coalmine building and operation.

6.

It will be effective at the date of signing.

7.

There has quadruplicating, each party holds two.

Bargainer (stamp): Inner Mongolia Dongsheng Dongwang Cashmere&Weave Co., Ltd

Representative: Wang Wanbao

Alienee (stamp): Inner Mongolia Zhunger Tehong Coal Co., Ltd

Artificial Person (signature): Ding Wenxiang

Jun 18, 1999